Exhibit 10.1
                         Deferred Compensation Agreement
                         -------------------------------


     This Agreement made the 31st day of December, 1985, by and between Wilber National Bank, a banking corporation organized under the Laws of the State of New York ("Bank") and Alfred S. Whittet ("Whittet") of Oneonta, New York.

     WHEREAS, Whittet, is employed by Bank; and

     WHEREAS, Bank wishes to establish a deferred compensation plan for Whittet to provide him with a means of saving and investing for future retirement.

     1. An Additional Compensation Account ("Account") shall be established for Whittet on the Bank's books for the benefit of Whittet. The account shall be credited in an amount equal to amounts elected to be deferred by Whittet in accordance with Paragraphs 2 and 3 of this Agreement.

     The amount credited to the Account shall not be held by Bank in trust, escrow, or similar fiduciary capacity, and neither Whittet nor any legal representative shall have any right against Bank with respect to any portion of the account, except as a general unsecured creditor of Bank.

     2. The account shall be credited no later than December 31 of each year commencing December 31, 1986 with an amount that Whittet has notified Bank in writing prior to January 1 of such year that he wishes to have deferred.

     For the initial plan year, which shall commence on the effective date of this plan, and end on December 31, 1986, Whittet shall notify Bank of the amount to be deferred for 1986 under this plan on or prior to the effective date hereof. Whittet's bonuses and/or other incentive payments to which he may be entitled shall be reduced at Whittet's option by the amount deferred. This agreement shall continue from year to year until canceled by either party in writing eighty (80) days prior to the end of the year or until Whittet's employment is terminated by death, retirement or for any other reason.

     Whittet may indicate the amount to be deferred expressed in terms of absolute dollars, as a percentage, or by any combination thereof.

     3. The amount in the Account shall be deemed to have been invested and reinvested from time to time in such "eligible securities" as Whittet shall designate. Eligible securities are:(a) common stock of The Wilber Corporation,
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(b) U.S.  Government  obligations, for which price  quotations  are published in
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newspapers of general circulation,  including "The Wall Street Journal",  or (c)
equities and debt instruments, including mutual funds used as investments by the
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Trust  Department of Wilber  National  Bank.  Whittet  shall have the right,  by giving at least five days notice prior to the last business day in March, June and September and prior to the first business day in January in each year to designate eligible securities

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which shall be deemed to have been purchased or sold for the Account on the date of reference. In the case of any purchase the Account shall be charged with a dollar amount equal to the quantity and kind of securities deemed to have been purchased multiplied by the fair market value of such security on with a collar amount equal to the quantity and kind of securities deemed to have been purchased multiplied by the fair market value of such security on the date of reference and shall be credited with the quantity and kind of securities so deemed to have been purchased. In the case of any sale, the Account shall be charged with the quantity and kind of securities deemed to have been sold, and shall be credited with a dollar amount equal to the quantity and kind of securities deemed to have been sold multiplied by the fair market value of such security on the date of reference. As used herein "fair market value" means in the case of a listed security the closing price on the date of reference, or if there were no sales on such date, then the closing price on the nearest preceding day on which there were such sales, and in the case of an unlisted security the mean between the bid and asked prices on the date of reference, or if no such prices are available for such date, then the mean between the bid and asked prices on the nearest preceding day for which such prices are available.

     The Account shall be credited with dollar amounts equal to cash dividends paid from time to time upon the stocks deemed to be held therein. Dividends shall be credited as of the payment date. The Account shall similarly be credited as of the payment date. The Account shall similarly be credited with interest payable on interest bearing securities deemed to be held therein. Interest shall be credited as of the payment date, except that in the case of purchase of interest bearing securities, the Account shall be charged with the dollar amount of interest accrued to the date of purchase and in the case of sales the Account shall be credited with the dollar amount of interest accrued to the date of sale.

     Whittet shall have the same right with respect to the investment and reinvestment of dividends and interest as with respect to the balance of the Account. The Account shall be equitably adjusted to reflect stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations and other changes affecting the securities deemed to be held therein.

     Bank shall not be required to purchase, hold or dispose of any of the securities designated by Whittet, however, if it elects to purchase or it sell any such securities, the Account shall be charged with brokerage fees and stock transfer taxes with respect to such purchases and sales but no other costs of Bank. The only obligation of Bank is its contractual obligation to make payments to Whittet measured as set forth below. To the extent that Bank does, in its discretion, purchase or hold any of the securities designated by Whittet, the same shall remain the sole property of Bank subject to the claims of its general creditors, and shall not be deemed to form part of the Account.

     As of the first date on which all or an installment of deferred compensation becomes payable, and as of each subsequent date on which an installment is payable (hereinafter referred to as "installment payment dates") the Account shall be valued by adding to the dollar amount credited to the

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Account the fair market value of the securities deemed to be held in the Account on the installment payment date and deducted therefrom all brokerage and transfer taxes on securities actually sold or transferred by Bank. The amount of each installment of deferred compensation shall be determined by dividing the aggregate value of the Account by the number of installments remaining to be paid, including the installment then due. As each payment is made the Account shall be charged with the amount of such payment, either in dollars or in securities deemed to be therein, valued as of the installment payment date. Whittet shall have the right to designate the manner in which each installment payment is to be charged to the Account by notice to Bank prior to the installment payment date, but upon Whittet's failure to do so, Bank shall have the right to charge the Account, either in dollars or securities, in the amount equal to the payment.

     4. Whittet shall, within thirty (30) days prior to his termination of employment or as soon after termination of employment as practicable, notify
Bank in writing as to whether he desires to receive the amounts in the Additional Compensation Account:

     A. In a lump sum to be paid no later than ninety (90) days after termination.

     B. In monthly installments for a designated number of months certain not to exceed sixty (60) months.

     C. In a combination of the above, or in any other manner permitted by law and agreed to by both the Bank and Whittet.

     In the event no selection is made by Whittet, payment shall be made in a lump sum.

     Benefits payable to Whittet shall commence not earlier than termination of employment and not later than ninety (90) days thereafter.

     5. Whittet shall have the right to designate a beneficiary to receive all or any part of his Account which may remain unpaid at Whittet's death, such amounts to be paid as provided in Paragraph 6. Such designation shall be affected by filing a written notification with Bank, and may be changed from time to time by similar action. If no such designation is made by Whittet, any balance in the Account shall be paid to Whittet's estate as provided in Paragraph 6.

     6. Should Whittet select a form of payment other than a lump sum pursuant to Paragraph 4, and in the event of Whittet's death after he has commenced receiving monthly payments pursuant to Paragraph 4, monthly payments in that amount shall continue as long as there is a balance in the Account to the person or persons specified in accordance with Paragraph 5. In the event of Whittet's death prior to his commencing to receive payments pursuant to Paragraph 4, the person or persons specified in accordance with Paragraph 5 shall be paid in a lump sum, unless otherwise directed by Whittet prior to his death.

     7. Neither Whittet nor his duly designated beneficiary shall have any right to assign, transfer, pledge, encumber or otherwise convey by Will or inter vivos instrument the right to receive any amounts of compensation which may become due hereunder, and any such attempt at assignment, transfer, pledge encumbrance or other conveyance shall not be recognized by Bank and will not be binding on Bank.

     8. This  Agreement  shall be binding  upon and inure to the  benefit of the
parties   hereto   and  their   respective   heirs,   administrators,   personal
representative, successors and assigns.

     Bank agrees that should its ownership in any manner by transferred or conveyed, whether by merger, reorganization, purchase of stock or assets, liquidation, dissolution, split-off, spin-off or otherwise, that this Agreement shall survive, and be binding upon its successor, regardless of form.

     9. In the event Whittet incurs a financial hardship, Bank, in its sole discretion, may distribute all or part of the amounts credited to Whittet's account prior to the time such amounts would otherwise be payable under the terms of this Agreement. Such accelerated distribution may only be made in the event of a financial emergency which is beyond Whittet's control, and only if the disallowance of the accelerated distribution would result in severe financial hardship to Whittet or his immediate family. Such accelerated distribution will be made only in the amount necessary to alleviate the financial emergency.

     10. This Agreement shall be construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.


         WILBER NATIONAL BANK


         By /s/ Robert W. Moyer
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                Robert W. Moyer

         /s/ Alfred S. Whittet
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             Alfred S. Whittet